MANOR CARE, INC.


                         $150,000,000


                    Senior Debt Securities



                     --------------------



                           INDENTURE


                   Dated as of June 4, 1996


                     --------------------


               WILMINGTON TRUST COMPANY, TRUSTEE



                     --------------------













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                     CROSS-REFERENCE TABLE


TIA                                                   Indenture
Section                                                Section
- -------                                               ---------

310(a)(1)..................................................6.10
310(a)(2)..................................................6.10
310(a)(3)..................................................N.A.
310(a)(4)..................................................N.A.
310(b).........................................6.08; 6.10; 9.02
310(c).....................................................N.A.
311(a).....................................................6.11
311(b).....................................................6.11
311(c).....................................................N.A.
312(a).....................................................2.05
312(b).....................................................9.03
312(c).....................................................9.03
313(a).....................................................6.06
313(b)(1)..................................................N.A.
313(b)(2)..................................................6.06
313(c).....................................................9.02
313(d).....................................................6.06
314(a)...............................................3.02; 9.02
314(b).....................................................N.A.
314(c)(1)..................................................9.04
314(c)(2)..................................................9.04
314(c)(3)..................................................N.A.
314(d).....................................................N.A.
314(e).....................................................9.05
314(f).....................................................N.A.
315(a)..................................................6.01(b)
315(b)...............................................6.05; 9.02
315(c)..................................................6.01(a)
315(d)..................................................6.01(c)
315(e).....................................................5.11
316(a)(last sentence)......................................9.06
316(a)(1)(A)...............................................5.05
316(a)(1)(B)...............................................5.04
316(a)(2)..................................................N.A.
316(b).....................................................5.07
316(c).....................................................8.02
317(a)(1)..................................................5.08
317(a)(2)..................................................5.09
317(b).....................................................2.04
318(a).....................................................9.01
318(c).....................................................9.01

- --------------------

N.A. means Not Applicable

NOTE: This Cross-Reference table shall not, for any purpose, be deemed to be a part of this Indenture.

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                       TABLE OF CONTENTS


                                                           Page


                          ARTICLE ONE

          DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01   Definitions .............................      1
SECTION 1.02   Other Definitions .......................      5
SECTION 1.03   Incorporation by Reference of Trust
                 Indenture Act .........................      5
SECTION 1.04   Rules of Construction ...................      6


                          ARTICLE TWO

                        THE SECURITIES

SECTION 2.01   Terms; Form and Dating ..................      6
SECTION 2.02   Execution and Authentication ............     10
SECTION 2.03   Registrar and Paying Agent ..............     10
SECTION 2.04   Paying Agent To Hold Money in
                 Trust .................................     11
SECTION 2.05   Securityholder Lists ....................     11
SECTION 2.06   Transfer and Exchange ...................     11
SECTION 2.07   Replacement of Securities ...............     12
SECTION 2.08   Outstanding Securities ..................     12
SECTION 2.09   Global Securities .......................     12
SECTION 2.10   Temporary Securities ....................     13
SECTION 2.11   Cancellation ............................     13
SECTION 2.12   Defaulted Interest ......................     14


                         ARTICLE THREE

                           COVENANTS

SECTION 3.01   Payment of Securities ...................     14
SECTION 3.02   Reports by the Company ..................     14
SECTION 3.03   Notice of Default and Compliance
                 Certificate ...........................     15
SECTION 3.04   Limitation on Liens .....................     15
SECTION 3.05   Limitation on Sale and Lease-Back
                 Transactions ..........................     17
SECTION 3.06   Limitation on Affiliate
                 Transactions ..........................     18



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                                                           Page


                         ARTICLE FOUR

                     SUCCESSOR CORPORATION

SECTION 4.01   When Company May Merge, etc. ............     19
SECTION 4.02   Successor Corporation Substituted........     19


                         ARTICLE FIVE

                     DEFAULTS AND REMEDIES

SECTION 5.01   Events of Default........................     20
SECTION 5.02   Acceleration.............................     21
SECTION 5.03   Other Remedies ..........................     22
SECTION 5.04   Waiver of Existing Defaults .............     22
SECTION 5.05   Control by Majority .....................     22
SECTION 5.06   Limitation on Suits .....................     23
SECTION 5.07   Rights of Holders To Receive
                 Payments ..............................     23
SECTION 5.08   Collection Suit by Trustee ..............     24
SECTION 5.09   Trustee May File Proofs of Claim ........     24
SECTION 5.10   Priorities ..............................     24
SECTION 5.11   Undertaking for Costs ...................     25


                          ARTICLE SIX

                            TRUSTEE

SECTION 6.01   Duties of Trustee .......................     25
SECTION 6.02   Rights of Trustee .......................     26
SECTION 6.03   Individual Rights of Trustee ............     27
SECTION 6.04   Trustee's Disclaimer ....................     27
SECTION 6.05   Notice of Defaults ......................     27
SECTION 6.06   Reports by Trustee to Holders ...........     28
SECTION 6.07   Compensation and Indemnity ..............     28
SECTION 6.08   Replacement of Trustee ..................     28
SECTION 6.09   Successor Trustee by Merger, etc. .......     29
SECTION 6.10   Eligibility; Disqualification ...........     29
SECTION 6.11   Preferential Collection of Claims
                 Against Company .......................     30







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                                                           Page


                         ARTICLE SEVEN

                    DISCHARGE OF INDENTURE

SECTION 7.01   Termination of Company's
                 Obligations ...........................     30
SECTION 7.02   Application of Trust Money ..............     31
SECTION 7.03   Repayment to Company ....................     31


                         ARTICLE EIGHT

              AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01   Without Consent of Holders ..............     32
SECTION 8.02   With Consent of Holders .................     32
SECTION 8.03   Compliance with Trust Indenture
                 Act ...................................     34
SECTION 8.04   Revocation and Effect of Consents .......     34
SECTION 8.05   Notation on or Exchange of
                 Securities ............................     34
SECTION 8.06   Trustee to Sign Amendments, etc. ........     35


                         ARTICLE NINE

                         MISCELLANEOUS

SECTION 9.01   Trust Indenture Act Controls ............     35
SECTION 9.02   Notices .................................     35
SECTION 9.03   Communication by Holders with Other
                 Holders ...............................     36
SECTION 9.04   Certificate and Opinion as to Con-
                 ditions Precedent .....................     36
SECTION 9.05   Statements Required in Certificate
                 or Opinion ............................     37
SECTION 9.06   When Treasury Securities
                 Disregarded ...........................     37
SECTION 9.07   Rules by Trustee and Agents .............     37
SECTION 9.08   Legal Holidays ..........................     38
SECTION 9.09   Governing Law ...........................     38
SECTION 9.10   No Adverse Interpretation of Other
                 Agreements ............................     38
SECTION 9.11   No Recourse Against Others ..............     38
SECTION 9.12   Successors ..............................     38
SECTION 9.13   Duplicate Originals .....................     38
SECTION 9.14   Separability ............................     38


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                                                           Page


SIGNATURES     .........................................     40


EXHIBIT A - Form of Security

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.










































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          INDENTURE dated as of             , 1993, between
Manor Care, Inc., a Delaware corporation (the "Company"), and
Wilmington Trust Company, a Delaware banking corporation, as Trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Hold-ers of the Company's Senior Debt Securities issued under this Indenture (the "Securities"):


                          ARTICLE ONE

          DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.


          "Affiliate" of any specified person means any other person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "con-trolled" have meanings correlative to the foregoing; provided, however, that the existence of a management contract by the Company or an Affiliate of the Company to manage another entity shall not be deemed to be control.

          "Agent" means any Registrar, Paying Agent or co-Reg-istrar. See Section 2.03.

          "Applicable Percentage" means (i) 15%, if the aggre-gate principal amount of Securities then outstanding exceeds $100,000,000, (ii) 20%, if the aggregate principal amount of Securities then outstanding exceeds $50,000,000 but is less than or equal to $100,000,000 or (iii) 25%, if the aggregate principal amount of Securities outstanding is less than or equal to $50,000,000.

          "Attributable Debt" means, in connection with a Sale and Lease-Back Transaction, at any date as of which the amount thereof is to be determined, the lesser of (i) the fair value of the property subject to such Sale and Lease-Back Transaction (as determined in good faith by the chief financial or account-ing officer of the Company) and (ii) the total net amount of



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                              -2-



rent required to be paid by such person under the lease which is the subject of such Sale and Lease-Back Transaction during the remaining term thereof, discounted from the respective due dates thereof to such date at the weighted average interest borne by the Securities compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

          "Board of Directors" means the Board of Directors of the Company or the Finance Committee thereof or any other com-mittee of the Board of Directors of the Company performing similar functions.

          "Bond Resolution" means a resolution adopted by the Board of Directors or by an Officer or a committee of Officers pursuant to delegation by the Board of Directors authorizing a series of Securities.

          "capital stock" means any and all shares, including interests, participations or other equivalents (however desig-nated) of corporate stock.

          "Company" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

          "Consolidated Net Assets" means, with respect to any Person as of any date of determination, the total assets of such Person and its subsidiaries on a consolidated basis less current liabilities of such Person and its subsidiaries on a consolidated basis as of such date, all determined in accor-dance with GAAP.

          "Debt" means, as to any person, all obligations of such person for borrowed money.

          "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

          "Existing Liens" means, with respect to any Series, Liens on property or assets of the Company or any Subsidiary existing on the Issue Date for such Series.

          "Foreign Subsidiary" of the Company shall mean any Subsidiary which is incorporated or organized in a jurisdiction outside the United States and any Subsidiary of such a Subsidiary.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession as in effect from time to time.

          "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

          "Indenture" means this Indenture and any Bond Resolu-tion or Supplemental Indenture, as amended or supplemented from time to time.

          "Issue Date" means, with respect to any Series, the first date on which Securities of such Series are issued under this Indenture.

          "Lien" means any mortgage, pledge or other security interest.

          "Non-Recourse Debt" means Debt or that portion of Debt (i) as to which neither the Company nor its Subsidiaries (other than a Non-Recourse Subsidiary) (A) provide credit sup-port (including any undertaking, agreement or instrument which would constitute Debt), (B) is directly or indirectly liable or
(C) constitute the lender and (ii) in respect of which a default (including any rights which the holders thereof may have to take enforcement action against a Non-Recourse Subsid-
iary) would not permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or its Subsidiaries (including any Non-Recourse Subsidiary) to declare a default on such other Debt or cause a payment thereof to be accelerated or payable prior to its Stated Maturity.

          "Non-Recourse Subsidiary" means a Subsidiary which
(i) has not acquired any assets (other than cash) directly or



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                              -4-



indirectly from the Company or any Subsidiary, (ii) only owns assets acquired after the Issue Date and on or prior to the date such entity becomes a Subsidiary and (iii) has no Debt other than Non-Recourse Debt.

          "Officer" means the Chairman of the Board, the Presi-dent, any Senior Vice President, the Treasurer or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Officer and an Assistant Secretary of the Company. See Sec-tions 3.03(b), 9.04 and 9.05.

          "Opinion of Counsel" means a written opinion from a legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company. See Sec-tions 9.04 and 9.05

          "principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means the Securities that are issued under this Indenture, as amended or supplemented from time to time.

          "Series" means a series of Securities or the Securi-ties of a series.

          "Stated Maturity" means, with respect to any secu-rity, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision.

          "Subsidiary" of the Company means (i) a corporation a majority of whose capital stock with voting power, under ordi-nary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and one or more Subsidiaries of the Company or by one or more Subsidiaries of the Company or (ii) any other person (other than a corpora-tion) in which the Company, one or more Subsidiaries of the Company or the Company and one or more Subsidiaries of the Com-pany, directly or indirectly, at the date of determination thereof, has greater than a 50% ownership interest.

          "Supplemental Indenture" means a supplemental inden-ture setting forth the terms of a series including, if any, additions to or variations from this Indenture.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.
Code Sections 77aaa-77bbbb) as amended and as in effect on the date of this Indenture.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter it means the successor.

          "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "United States" means the United States of America.

SECTION 1.02.  Other Definitions.

               Term                     Defined in Section

          "Affiliate Transaction"              3.06
          "Bankruptcy Law"                     5.01
          "Custodian"                          5.01
          "Event of Default"                   5.01
          "Global Securities"                  2.09
          "Legal Holiday"                      9.08
          "Paying Agent"                       2.03
          "Registrar"                          2.03
          "Sale and Lease-Back Transaction"    3.05
          "U.S. Government Obligations"        7.01

SECTION 1.03.  Incorporation by Reference
               of Trust Indenture Act.___

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

SECTION 1.04.  Rules of Construction.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5) provisions apply to successive events and transactions.


                          ARTICLE TWO

                        THE SECURITIES

SECTION 2.01.  Terms; Form and Dating.

          (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture shall be limited to $150,000,000.

          (b) The Securities may be issued from time to time in one or more series. Each series shall be created by a Bond
Resolution or a Supplemental Indenture that establishes the terms of the series, which may include the following:

          (1)  the title of the series;

          (2) any limit on the aggregate principal amount of the series;

          (3) the price (expressed as a percentage of the aggregate principal amount thereof) at which the series will be issued;

          (4) the date or dates (or manner of determining the same) on which the principal of the series is payable;

          (5) the rate or rates (which may be fixed or vari-able) per annum (or a manner of determining the same) at which the series will bear interest, if any, and whether the interest rate on the series may be reset upon certain designated events;

          (6) the date from which such interest, if any, on the series will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the record dates for such interest payment dates, if any;

          (7) the place or places where principal of (and pre-mium, if any) and interest on the series will be payable;

          (8) the period or periods within which, the price or prices at which, and the terms and conditions upon which the series may be redeemed, in whole or in part, at the option of the Company;

          (9) the obligation, if any, of the Company to redeem or purchase the series at the option of a holder thereof, and the period or periods within which, the price or prices at which, and the terms and conditions upon which the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (10) the dates, if any, on which and the price or prices at which, the series will, pursuant to any manda-tory sinking fund provisions, or may, pursuant to any optional redemption or sinking fund provisions or pursuant to any purchase fund provisions, be redeemed by the Com-pany, and the other detailed terms and provisions of such sinking and/or purchase fund;

          (11) the denominations in which the Securities of the series are authorized to be issued;

          (12) whether the Securities of the series are to be represented in whole or in part by a Security in global form and, if so, the identity of the depositary for any global Security;

          (13) if other than the full principal amount thereof, the portion of the principal amount of the series which will be payable upon declaration of acceleration of the maturity thereof;

          (14) if the amount of payments of principal of (and premium, if any) or interest on the series may be deter-mined with reference to an index, the manner in which such amounts will be determined;

          (15) whether the series is to be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code of 1986, as amended;

          (16) any addition to, or modification or deletion of, any Events of Default or covenants provided for with respect to the series; and

          (17) any other terms of the series.

          The Securities of the series and the Trustee's cer-tificate of authentication shall be substantially in the form of Exhibit A, as amended by any Bond Resolution or Supplemental Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage.
The Company shall approve the form of the Securities and any notation, legend or endorsement thereon. Each Security shall be dated the date of its authentication.

          All Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuance of additional Securities of such series.

          (c) Prior to the issuance of any series, the Trustee shall have received and (subject to Section 6.01) shall be fully protected in relying upon:

          (1) the Bond Resolution or Supplemental Indenture establishing the form and terms of the Securities of that series pursuant to Section 2.01;

          (2)  an Officers' Certificate complying with
     Section 9.04;

          (3)  an Opinion of Counsel complying with Section
     9.04 which shall also state:

          (i) that the form of such series has been estab-lished by or pursuant to a Bond Resolution or by a Supplemental Indenture in conformity with the provisions of this Indenture;

         (ii)  that the terms of such series have been
               established by or pursuant to a Bond Resolu-tion or by a Supplemental Indenture in con-formity with the provisions of this Indenture;

        (iii) that such series, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any con-ditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bank-ruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles;

         (iv) that all laws and requirements in respect of the execution and delivery by the Company of the series have been complied with; and

          (v) such other matters as the Trustee may reason-ably request.

          (d) The Trustee shall have the right to decline to authenticate and deliver any series:

          (1) if the Trustee, being advised by counsel, deter-mines that such action may not lawfully be taken;

          (2) if the Trustee in good faith by its board of directors, executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determines that such action would expose the

     Trustee to personal liability to Holders of any other series; or

          (3) if the issue of such series pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the series and this Indenture or other-wise in a manner which is not reasonably acceptable to the Trustee.

          The terms and provisions contained in the Security annexed hereto as Exhibit A as amended by any Bond Resolution or Supplemental Indenture shall constitute, and are hereby expressly made, all part of this Indenture.

SECTION 2.02.  Execution and Authentication.

          (a) Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

          (b) If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenti-cates the Security, the Security shall be valid nevertheless.

          (c) A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Secu-rity. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          (d) The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $150,000,000 upon the written order of the Company, signed by two Officers or by an Officer and an Assistant Treasurer of the Company. The aggregate principal amount of all Securities out-standing at any time under this Indenture may not exceed such amount, except as provided in Section 2.07 and 2.08.

SECTION 2.03.  Registrar and Paying Agent.

          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents for a series. The term "Paying Agent" includes any additional paying agent.



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                             -11-



          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent for a series, the Trus-tee shall act as such.

          Unless otherwise expressly stated to the contrary in the Bond Resolution or Supplemental Indenture with respect to a particular series, the Company initially appoints the Trustee as the Registrar and the Paying Agent for all series.

SECTION 2.04.  Paying Agent To Hold Money in Trust.

          Each Paying Agent for a series shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, pre-mium, if any, or interest on the Securities of the series, and shall notify the Trustee of any default by the Company in mak-ing any such payment. If the Company or one of its Subsidiar-ies acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company or the Trustee at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no fur-ther liability for the money.

SECTION 2.05.  Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company, based on all information in its possession or control, shall furnish to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list of the names and addresses of Securityholders in such form and as of such date as the Trustee may reasonably require.

SECTION 2.06.  Transfer and Exchange.

          Where a Security of a series is presented to the Reg-istrar or a co-Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code (official 1978 text) are met. Where Securities are presented to the Registrar or a co-Registrar with a request to exchange



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                             -12-



them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit trans-fers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. Any exchange or transfer shall be without charge to the Holders, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

SECTION 2.07.  Replacement of Securities.

          If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and upon request of the Company the Trustee shall authen-ticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code (official 1978 text) are met. An indemnity bond must be sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security. Every replacement Security shall rep-resent an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.

          Securities outstanding at any time are all Securities authenticated and delivered by the Trustee except for those cancelled by it or delivered to it for cancellation and those described below in this Section. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent holds on a redemption date or maturity date money sufficient to pay Securities payable on that date in trust for the Holders of such Securities provided that notice of such redemption has been duly given, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue. Such Securities carry no rights except the right to receive such payment.

SECTION 2.09.  Global Securities.

          If the Bond Resolution or Supplemental Indenture so provides, the Company may issue some or all of the Securities of a series in temporary or permanent global form ("Global Securities"). A Global Security shall represent that amount of Securities of a series as specified in the Global Security or as endorsed thereon from time to time. At the Company's request, the Registrar shall endorse a Global Security to reflect the amount of any increase or decrease in the Securi-ties represented thereby.

          The Company may issue a Global Security only to a depositary designated by the Company. A depositary may trans-fer a Global Security only as a whole to its nominee or to a successor depositary.

          The Bond Resolution or Supplemental Indenture may establish, among other things, the manner of paying principal and interest on a Global Security and whether and upon what terms a beneficial owner of an interest in a Global Security may exchange such interest for definitive Securities.

          The Company, an Affiliate of the Company, the Trustee and any Agent shall not be responsible for any acts or omis-sions of a depositary, for any depositary records of beneficial ownership interests or for any transactions between the deposi-tary and beneficial owners.

SECTION 2.10.  Temporary Securities.

          Until definitive Securities of a series are ready for delivery, the Company may prepare temporary Securities and the Trustee shall authenticate temporary Securities upon written order from the Company executed in the manner specified in Sec-tion 2.02. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. With-out unreasonable delay, the Company shall prepare and the Trus-tee shall upon request authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.11.  Cancellation.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel and destroy all Securities surrendered for trans-fer, exchange, payment or cancellation and deliver a certifica-tion of their destruction to the Company unless by written order the Company shall direct that cancelled Securities be returned to it. Unless a Bond Resolution or Supplemental Indenture otherwise provides, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

SECTION 2.12.  Defaulted Interest.

          If there has been a default in payment of interest on the Securities, the Company shall pay the defaulted interest to the persons who are the Securityholders on a subsequent special record date. The Company shall fix the record date and payment date. The record date shall not be more than 15 nor less than 10 days prior to the payment date. At least 15 days before such record date, the Company shall mail to each Securityholder a notice that states the record date, the payment date and the amount of defaulted interest to be paid. The Company may pay defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange.


                         ARTICLE THREE

                           COVENANTS

SECTION 3.01.  Payment of Securities.

          The Company shall pay the principal of and interest on the Securities of a series on the dates and in the manner provided in the Securities of the series. An installment of principal or interest on a series shall be considered paid on the date it is due if the Paying Agent for the series holds on that date money designated for and sufficient to pay the installment on the series. Unless a Bond Resolution or Supple-mental Indenture provides otherwise, the Company shall pay interest on overdue principal of a Security of a series at the rate borne by the series; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 3.02.  Reports by the Company.

          The Company shall file with the Trustee, within 15 days after the Company files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Com-pany is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. If the Company is not required to file information, documents, or reports pur-suant to either of such sections, then the Company shall file with the Trustee and the SEC, in accordance with rules and reg-ulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations. The Company also shall comply with the other provisions of TIA Section 314(a). So long as any Security is outstanding, the Company shall cause its annual report to stockholders and any quarterly or other financial reports fur-nished by it to stockholders to be mailed to the Holders at their addresses appearing in the register of Securities main-tained by the Registrar no later than the date such materials are mailed or made available to shareholders.

SECTION 3.03.  Notice of Default and Compliance Certificate.

          (a) The Company shall deliver to the Trustee within five days following the occurrence thereof written notice of any acceleration which with the giving of notice or the passage of time, or both, would become an Event of Default under Sec-tion 5.01(4).

          (b) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate (at least one signer of which is the principal executive officer, the principal financial officer or the principal accounting officer of the Company) stating whether or not the signers know of any Default by the Company in performing any of its obligations under this Indenture. If they do know of such a Default, the certificate shall describe the Default. The certificate need not comply with
Section 9.05.  The first certificate delivered pursuant to this
Section 3.03(b) shall be for the fiscal year ending May 31, 1994.

SECTION 3.04.  Limitation on Liens.

          (a) Except as provided in Section 3.04(b), the Com-pany shall not, and shall not permit any Subsidiary to, create, incur or assume any Lien on any property or assets of the Com-pany or any Subsidiary in order to secure any Debt of the Com-pany or any Subsidiary, without effectively providing that the Securities (together with, if the Company shall so determine, any other Debt which is not subordinated to the Securities) shall be secured equally and ratably with (or prior to) such Debt, so long as such Debt shall be so secured.

          (b) The limitation set forth in Section 3.04(a) shall not apply to (i) any Lien if, after giving effect thereto, the aggregate amount of all Debt of the Company and its Subsidiaries secured by Liens existing at the time (exclud-ing any Debt secured by Liens permitted to be incurred by clauses (ii) through (xii) below) would not exceed the Appli-cable Percentage of the Consolidated Net Assets of the Company;
(ii) any Lien if an amount of cash equal to the net proceeds of the Debt secured by such Lien is used within 12 months of such creation, incurrence or assumption to (x) acquire additional property or assets (or to make investments in persons who, after giving effect to such investments, will become Subsidiar-
ies) (y) retire Debt which is pari passu with the Securities (provided that in connection with any such retirement, any related loan commitment shall be reduced in an amount equal to the principal amount so retired) or (z) make an offer to pur-chase the Securities at 100% of the principal amount thereof plus accrued interest, if any, to the date of purchase; (iii) Existing Liens; (iv) Liens on property or assets of any person existing at the time such person becomes a Subsidiary or merges into or consolidates with the Company or a Subsidiary; (v) Liens on property or assets existing at the time of acquisition thereof by the Company or any Subsidiary; (vi) Liens to secure the financing of the acquisition, construction, alteration or improvement of property or assets of the Company or any Subsid-iary (or of persons who, after giving effect to such financing, will become Subsidiaries), provided that such Liens are created not later than 18 months after such acquisition or, in the case of construction, alteration or improvement of property or assets, the later of the completion thereof or commencement of commercial operation of such property or assets; (vii) Liens in favor of the Company or any Subsidiary; (viii) Liens in favor of or required by federal, state or local governmental author-ities, including any department or instrumentality thereof;
(ix) Liens on property or assets of, or on any shares of stock or other equity interest in, a Foreign Subsidiary to secure Debt of a Foreign Subsidiary or, a Non-Recourse Subsidiary to secure Non-Recourse Debt; (x) Liens to secure Debt of joint ventures in which the Company or a Subsidiary has an interest, to the extent such Liens are on property or assets of or equity interests in such joint ventures; (xi) Liens on current assets to secure Debt incurred for working capital purposes, provided that such Debt matures no later than 18 months from the date of incurrence; and (xii) any extension, renewal or replacement, as a whole or in part, of any Lien referred to in the foregoing clauses (i) to (xi), provided, however, that (a) such exten-sion, renewal or replacement Lien shall be limited to all or a part of the same property or assets that secured the Lien being extended, renewed or replaced and (b) the principal amount (or, if such Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) of the Debt secured by such extended, renewed or replaced Lien does not exceed the principal amount (or, if such Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) of Debt which was secured by the Lien being extended, renewed or replaced.

SECTION 3.05.  Limitation on Sale and Lease-Back
               Transactions.____________________

          The Company will not, and will not permit any Subsid-iary to, enter into any arrangement with any person providing for the leasing by the Company or a Subsidiary of any property or assets (other than any such arrangement involving (i) a lease for a term, including renewal rights, of not more than 36 months, (ii) a lease of property within 18 months from the acquisition, or, in the case of the construction, alteration or improvement of property, the later of the completion of the construction, alteration or improvement of such property or the commencement of commercial operation of the property, or (iii) leases between the Company and a Subsidiary or between Subsid-iaries), which property or asset has been or is to be sold or transferred by the Company or a Subsidiary to such person (a "Sale and Lease-Back Transaction") unless (a) the Company or such Subsidiary would, at the time of entering into a Sale and Lease-Back Transaction, be entitled to incur Debt secured by a Lien on the property or asset to be leased in an amount at least equal to the Attributable Debt in respect of such trans-action without equally and ratably securing the Securities pur-suant to Section 3.04, or (b) the proceeds of the sale of the property or assets to be leased are at least equal to their fair value (the amount of such proceeds, if other than in cash, to be determined by the chief financial or accounting officer of the Company whose determination shall be conclusive) and an amount in cash equal to the net proceeds are applied, within 12 months of the effective date of such transaction to (i) acquire additional assets (or to make investments in entities which, after giving effect to such investment, will become Subsidiar-
ies), (ii) to retire Debt which is pari passu with the Securi-ties (provided that in connection with any such retirement, any related loan commitment or the like shall be reduced in an amount equal to the principal amount so retired) or (iii) offer to purchase the Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the date of purchase.

SECTION 3.06.  Limitation on Affiliate Transactions.

          Neither the Company nor any of its Subsidiaries shall sell, lease, transfer or otherwise dispose of any of its prop-erties or assets to or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, an Affiliate of the Company (other than a Subsidiary) (an "Affiliate Trans-action") having a value, or for consideration having a value, in excess of $20,000,000 individually or in the aggregate unless the Board of Directors of the Company shall determine that the terms of such Affiliate Transaction are no less favor-able to the Company or such Subsidiary than those which might be obtained at the time of such Affiliate Transaction from per-sons who are not Affiliates. The restrictions of this
Section 3.06 are not applicable to the payment of reasonable and customary fees to directors of the Company who are not employees, the payment of compensation to officers of the Com-pany and any transaction between or among any of the Company and its Subsidiaries.

                         ARTICLE FOUR

                     SUCCESSOR CORPORATION

SECTION 4.01.  When Company May Merge, etc.

          The Company shall not consolidate or merge with or transfer all or substantially all of its assets to another cor-poration unless (i) after giving effect to such transaction, no event which constitutes a Default shall have occurred and be continuing, and (ii) the successor corporation or the surviving corporation (if other than the Company) shall be a corporation organized and existing under the laws of the United States or a State thereof, and shall assume by Supplemental Indenture hereto executed and delivered to the Trustee in form satisfac-tory to the Trustee all the obligations of the Company under the Securities and this Indenture.

          The Company shall deliver to the Trustee, and the Trustee shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with this Indenture and that all conditions precedent herein provided for relating to such transactions have been complied with.

SECTION 4.02.  Successor Corporation Substituted.

          Upon any consolidation, merger or transfer in accor-dance with Section 4.01, the successor corporation or the sur-viving corporation shall succeed to, and be substituted for and may exercise every right and power of and shall be subject to the obligations and restrictions hereunder and under the Secu-rities applicable to, the Company under this Indenture with the same effect as if such successor corporation or surviving cor-poration had been named as the Company herein, all without any further act or deed on the part of such successor or survivor being required.

                         ARTICLE FIVE

                     DEFAULTS AND REMEDIES

SECTION 5.01.  Events of Default.

          An "Event of Default" for a series occurs if:

          (1) there has been a default in the payment of interest on any Security of the series when the same becomes due and payable and the default continues for a period of 30 days;

          (2) there has been a default in payment of the prin-cipal of any Security of the series when the same becomes due and payable at maturity, upon redemption or otherwise;

          (3) the Company fails to comply with any other cove-nants, conditions and agreements in the Securities, this Inden-ture, any Bond Resolution or any Supplemental Indenture appli-cable to the series and the default continues for the period and after the notice specified below;

          (4) the Company or any Subsidiary defaults in the payment of the principal of or interest on any mortgage, agree-ment or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed (other than Non-Recourse Debt of a Non-Recourse Subsidiary) in excess of $20,000,000 in the aggre-gate of the Company and any Subsidiary, whether such indebted-ness now exists or shall hereafter be created resulting in such indebtedness becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 10 days after written notice of such acceleration has been received by the Company or such Subsidiary;

          (5) there has been entered in a court of competent jurisdiction a final judgment for the payment of $20,000,000 or more rendered against the Company or any Subsidiary and such judgment is not fully covered by insurance or not discharged or stayed within 90 days after (i) the date on which the right to appeal thereof has expired if no such appeal is commenced, or
(ii) the date on which all rights to appeal have been extinguished;

          (6) the Company pursuant to or within the meaning of any Bankruptcy Law:

          (A)  commences a voluntary case,

          (B) consents to the entry of an order for relief against it in an involuntary case,

          (C) consents to appointment of a Custodian of the Company for all or substantially all of the Company's property, or

          (D) makes a general assignment for the benefit of the Company's creditors; or

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Company in an involun-tary case,

          (B) appoints a Custodian of the Company for all or substantially all of the Company's property, or

          (C)  orders the liquidation of the Company, and

     in each case the order or decree remains unstayed and in effect for 90 days.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of the series notify the Company of the Default and the Company does not cure or cause to be cured the Default within 60 days after receipt of the notice. The notice must be in writing, specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If Holders so notify the Company of a Default, the Company shall promptly notify the Trustee. When a Default is cured it ceases.

SECTION 5.02.  Acceleration.

          If an Event of Default occurs and is continuing on a series, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the series by written notice to the Company and the Trustee, may declare to be due and payable immediately (i) 100% of the principal amount of the Securities of the series and (ii) interest on the Secu-rities of the series accrued to the date of acceleration. Upon such declaration, such amount of principal and interest shall be due and payable immediately. The Holders of a majority in principal amount of the series by notice to the Company may rescind an acceleration and its consequences if all existing Events of Default on the series (except nonpayment of principal that has become due solely because of the acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree.

SECTION 5.03.  Other Remedies.

          If an Event of Default occurs and is continuing on a series, the Trustee may pursue any available remedy by proceed-ing at law or in equity to collect, subject to Section 5.02, the payment of principal of or interest on the Securities of the series or to enforce the performance of any provision of the Securities or this Indenture applicable to the series.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative.

SECTION 5.04.  Waiver of Existing Defaults.

          Subject to Section 8.02, and unless a Bond Resolution or Supplemental Indenture otherwise provides, the Holders of a majority in principal amount of a series by notice to the Trus-tee may consent to the waiver of a past or existing Default or Event of Default on the series and its consequences. When a Default or Event of Default is waived, it is cured. No such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 5.05.  Control by Majority.

          The Holders of a majority in principal amount of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it under this Inden-ture with respect to the series. The Trustee, however, subject to Sections 6.01 and 6.02, may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Holder of a Security, or that would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against all costs, expenses and liabilities that may be incurred therein or thereby.

SECTION 5.06.  Limitation on Suits.

          A Holder of a series may not pursue any remedy with respect to this Indenture or the Securities of the series unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default on the series;

          (2) the Holders of at least 25% in principal amount of the series make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period, the Holders of a majority in principal amount of the series do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Securityholder may not use this Indenture to preju-dice the rights of another Securityholder or to obtain a pref-erence or priority over another Securityholder.

SECTION 5.07.  Rights of Holders To Receive Payments.

          Notwithstanding any other provision of this Inden-ture, the right of any Holder of a Security to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 5.08.  Collection Suit by Trustee.

          If an Event of Default in payment of interest or principal specified in Section 5.01(1) or (2) occurs and is continuing on a series, the Trustee, subject to Section 5.02, may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of prin-cipal and interest remaining unpaid on the series.

SECTION 5.09.  Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company and its creditors or property. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or accept on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securi-ties, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 5.10.  Priorities.

          If the Trustee collects any money, securities or other property for a series pursuant to this Article, it shall pay out the money in the following order:

          FIRST:  to the Trustee for all amounts due it under
     Section 6.07;

          SECOND: to Holders of the series for amounts due and unpaid on the Securities for principal and interest, rat-ably, without preference or priority of any kind, accord-ing to the amounts due and payable on the Securities for principal and interest, respectively; and

          THIRD:  to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders.

SECTION 5.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or rem-edy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 or a suit by Holders of more than 10% in principal amount of the outstanding Securities of the series.


                          ARTICLE SIX

                            TRUSTEE

SECTION 6.01.  Duties of Trustee.

          (a) If an Event of Default has occurred and is con-tinuing on a series, the Trustee shall exercise its rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default on a series:

          (1) The Trustee shall not be liable except for the performance of such duties as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the

     Trustee and conforming to the requirements of this Inden-ture. The Trustee, however, shall examine the certifi-cates and opinions to determine whether or not they con-form to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
     Section 5.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repay-ment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b),
(c) and (d) of this Section.

          (f) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satis-factory to it against any loss, liability or expense.

          (g) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.

SECTION 6.02.  Rights of Trustee.

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel or require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reli-ance on such Certificate or Opinion.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in com-pliance with such request or direction.

SECTION 6.03.  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate thereof with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 6.10 and 6.11.

SECTION 6.04.  Trustee's Disclaimer.

          The Trustee makes no representation as to the valid-ity or adequacy of this Indenture or the Securities and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 6.05.  Notice of Defaults.

          If a Default occurs and is continuing on a series and if it is actually known to the Trustee or the Trustee has received written notice thereof, the Trustee shall mail to each Securityholder of the series notice of the Default within 90 days after it occurs. Except in the case of a Default in pay-ment of principal of or interest on any Security of a series, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive or any trust commit-tee of such board and/or responsible officers of the Trustee in good faith determine(s) that withholding the notice is in the interest of the Securityholders of the series.

SECTION 6.06.  Reports by Trustee to Holders.

          Within 60 days after each May 15 beginning with May 15, 1994, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA
Section 313(a).  The Trustee also shall comply with TIA
Section 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

SECTION 6.07.  Compensation and Indemnity.

          The Company shall pay the Trustee from time to time such compensation for its services as is separately agreed upon by the Company and the Trustee. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it. Such expenses shall include, but shall not be limited to, the rea-sonable compensation, expenses and disbursements of the Trust-ee's agents and counsel. The Company shall indemnify the Trus-tee against any loss or liability or expenses arising out of or incurred by it in connection with the administration of this trust and its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expenses or indemnify against any loss or liability incurred by the Trustee as a result of its negligence or willful misconduct. As security for the performance of the Company's obligations under this Section, the Trustee shall have a lien prior to the Securities on all property and funds of the Company held by the Trustee, except for funds held in trust for the payment of principal of, premium, if any, and interest on specific Securities.

          The indemnities contained in this Section 6.07 shall survive the termination of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(6) or (7) occurs, the expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 6.08.  Replacement of Trustee.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstand-ing Securities may remove the Trustee by so notifying the removed Trustee and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 6.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written accep-tance of its appointment to the retiring Trustee and to the Company. Immediately thereafter, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Inden-ture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a suc-cessor Trustee.

          If the Trustee fails to comply with Section 6.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a succes-sor Trustee.

SECTION 6.09.  Successor Trustee by Merger, etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 6.10.  Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satis-fies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least
$50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b).

SECTION 6.11.  Preferential Collection of Claims
               Against Company._________________

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA
Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                         ARTICLE SEVEN

                    DISCHARGE OF INDENTURE

SECTION 7.01.  Termination of Company's Obligations.

          The Company may terminate as to a series all of its obligations under the Securities and this Indenture if all Securities of the series previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) have been delivered to the Trustee for cancellation or if:

          (a) (i) the Securities of the series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving notice of redemption; or (ii) the Hold-ers of the Securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this
     Section 7.01(a) and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised; and

          (b) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations suffi-cient to pay principal of, premium, if any, and interest on the Securities of the series to maturity or redemption, as the case may be and the Company pays or makes arrange-ments satisfactory to the Trustee for the payment of all other amounts due to the Trustee; and

          (c)  the Company delivers to the Trustee an Officers'
     Certificate and an Opinion of Counsel each stating that all conditions precedent to the discharge of the Company's obligations have been satisfied.

          The Company's obligations in paragraph 7 of the Secu-rities and Sections 2.03, 2.04, 2.05, 2.06, 2.07, 3.01, 6.07 and 6.08, however, shall survive until the Securities of the series are no longer outstanding. Thereafter the Company's obligations in such paragraph 7 of the Securities and in Sec-tion 6.07 shall survive.

          After such deliveries or a deposit, the Trustee upon request shall acknowledge in writing the discharge of the Com-pany's obligations under the Securities and this Indenture with respect to the series except for those surviving obligations specified above.

          In order to have money available on a payment date to pay principal or interest on Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option. The Trustee shall receive a certificate of either an independent accountant, the Company's Chief Financial Officer or another financial advisor chosen by the Company to insure the above.

          "U.S. Government Obligations" means (a) direct obli-gations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obli-gation by the United States.

SECTION 7.02.  Application of Trust Money.

          The Trustee shall hold in trust money or U.S. Govern-ment Obligations deposited with it pursuant to clause (b) of
Section 7.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities of the series and redemption price, if applicable.

SECTION 7.03.  Repayment to Company.

          The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Securityholders entitled to money must look to the Company for payment as general credi-tors unless an applicable abandoned property law designates another person, and all liability of the Trustee or the Paying Agent with respect to such trust money shall thereupon cease.


                         ARTICLE EIGHT

              AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.  Without Consent of Holders.

          Unless the Bond Resolution or Supplemental Indenture applicable to a series otherwise provides, the Company may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:

          (1)  to cure any ambiguity, defect or inconsistency;

          (2)  to comply with Section 4.01;

          (3) to provide that specific provisions of this Indenture shall not apply to a series not previously issued;

          (4) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (5)  to create a series and establish its terms;

          (6) to provide for a separate Trustee for one or more series; or

          (7) to make any change that does not materially adversely affect the rights of any Securityholder.

SECTION 8.02.  With Consent of Holders.

          Unless the Bond Resolution or Supplemental Indenture applicable to a series otherwise provides, the Company may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of all series affected by the amendment voting as one class. The Holders of a majority in principal amount of the outstanding Securities of all affected series voting as one class may waive compliance by the Company with any provision of this Indenture or the Securities with respect to all such affected series without notice to any Security-holder affected. Without the consent of each Securityholder affected, however, an amendment, supplement or waiver, includ-ing a waiver pursuant to Section 5.04, may not:

          (1) reduce the percentage of principal amount of outstanding Securities whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate of or extend the time for pay-ment of interest on a Security;

          (3) reduce the principal of or extend the fixed maturity of a Security or alter the redemption provisions with respect thereto;

          (4) waive a default in the payment of the principal of or interest on a Security;

          (5) make any Security payable in money other than that stated in the Security; or

          (6) make any changes in Sections 5.04, 5.07 or in the third sentence of Section 8.02.

          An amendment of a provision included solely for the benefit of one or more series does not affect Securityholders of any other series.

          The Company may fix a record date for determining which Holders may consent to an amendment, supplement or waiver. Only Holders of Securities of any affected series on the record date may consent to such amendment, supplement or waiver.

          Until an amendment, supplement or waiver becomes effective, a consent to such amendment, supplement or waiver by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Secu-rity that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment, sup-plement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

SECTION 8.03.  Compliance with Trust Indenture Act.

          Every amendment of or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 8.04.  Revocation and Effect of Consents.

          A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or a portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in any of clauses (1) through (6) of Section
8.02. In that case the amendment, supplement or waiver shall bind each Securityholder who has consented to it and every sub-sequent Holder of a Security or portion of a Security that evi-dences the same debt as the consenting Holder's Security.

SECTION 8.05.  Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee. The Company may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company, in exchange for the Security, shall issue, and the Trustee shall authenticate, a new Security that reflects the changed terms.

SECTION 8.06.  Trustee to Sign Amendments, etc.

          The Trustee shall, upon request, sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights or duties of the Trustee. If it does, the Trustee may, but need not, sign it. The Company may not sign an amendment or supplement until the Board of Directors of the Company approves it.


                         ARTICLE NINE

                         MISCELLANEOUS

SECTION 9.01.  Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 9.02.  Notices.

          Any notice or communication shall be sufficiently given if in writing and delivered in person or by facsimile transmission or mailed by first-class mail, postage prepaid, addressed as follows:

          If to the Company:

          Manor Care, Inc.
          10750 Columbia Pike
          Silver Spring, Maryland  20901

               Attention:  Secretary

          If to the Trustee:

          Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, DE  19890-0001

               Attention:  Corporate Trust Administration


          The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a
Securityholder shall be mailed to him at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice of communication to a Securityholder or any defect in it shall not affect its suffi-ciency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it; provided, however, that any notice or communication to the Trustee shall be effective only upon receipt.

SECTION 9.03.  Communication by Holders with Other Holders.

          Securityholders may communicate pursuant to TIA
Section 312(b) with other Securityholders with respect to their rights under this Indenture of the Securities. The Company, the Trustee, the Registrar and anyone else shall have the pro-tection of TIA Section 312(c).

SECTION 9.04.  Certificate and Opinion as to Conditions
                Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opin-ion of such counsel, all such conditions precedent have been complied with.

SECTION 9.05.  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compli-ance with a condition or covenant provided for in this Inden-ture shall include:

          (1) a statement that the person making such certifi-cate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is neces-sary to enable him to express an informed opinion as to whether or not such covenant or condition has been com-plied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been com-plied with.

SECTION 9.06.  When Treasury Securities Disregarded.

          In determining whether the Holders of the required principal amount of Securities outstanding have concurred in any direction, waiver or consent, Securities owned by the Com-pany or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in rely-ing on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 9.07.  Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or Paying
Agent may make reasonable rules for its functions.

SECTION 9.08.  Legal Holidays.

          A "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which banking institutions in the State of Delaware are not required to be open. If a payment date is a Legal Holiday at a place of payment, unless the Bond Resolution or Supplemental Indenture applicable to a series otherwise pro-vides, payment of the Securities of such series may be made at that place on the next succeeding day that is not a Legal Holi-day, and no interest shall accrue for the intervening period.

SECTION 9.09.  Governing Law.

          The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law.

SECTION 9.10.  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsid-iary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 9.11.  No Recourse Against Others.

          As described in paragraph 13 of the Securities, all liability of any director, officer, employee or stockholder, as such, of the Company is waived and released.

SECTION 9.12.  Successors.

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 9.13.  Duplicate Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 9.14.  Separability.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provi-sions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                          SIGNATURES

          IN WITNESS WHEREOF, MANOR CARE, INC. has caused this Indenture to be executed in its corporate name by one of its Senior Vice Presidents and to be attested by its Secretary or one of its Assistant Secretaries or Assistant Treasurers, and WILMINGTON TRUST COMPANY, as Trustee, has caused this Indenture to be executed in its corporate name by one of its Vice Presi-dents and to be attested by its Secretary or one of its Assis-tant Secretaries all as of the date first written above.


                              MANOR CARE, INC.



                              By /s/ James A. MacCutcheon
                                 -------------------------------
                                 Name:  James A. MacCutcheon
                                 Title:  Senior Vice President -
                                           Finance
                                         Chief Financial Officer
                                           and Treasurer

ATTEST:



/s/ Leigh C. Comas
- ----------------------

                              WILMINGTON TRUST COMPANY,
                              as Trustee


                              By /s/ Norma P. Closs
                                 ----------------------
                                 Name:  Norma P. Closs
                                 Title: Vice President

ATTEST:



/s/ Sharon Brindle
- ----------------------

                                                      EXHIBIT A

No. R-                                         $

                       MANOR CARE, INC.

promises to pay to

or registered assigns
the principal sum of                  Dollars on              .

                % SENIOR DEBT SECURITIES DUE ________

Interest Payment Dates:
Record Dates:

Dated:

                                        MANOR CARE, INC.
                                             (Seal)


                                        By
                                          -----------------------
                                          Chairman of the Board,
                                          President and
                                          Chief Executive Officer


                                        By
                                          -----------------------
                                          Secretary


WILMINGTON TRUST COMPANY,
as Trustee, certifies that
this is one of the Securities
referred to in the within
mentioned Indenture.


By
  --------------------------
  Authorized Officer

                       MANOR CARE, INC.

                  % SENIOR DEBT SECURITIES DUE

1.   Interest.

          MANOR CARE, INC. (the "Company"), a Delaware corpora-tion, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will
pay interest semiannually on        and             , commenc-
ing on            .  Interest on the Securities will accrue
from the most recent date to which interest has been paid or,
if no interest has been paid, from                  .  Interest
will be computed on the basis of a 360-day year of twelve
30-day months.

2.   Method of Payment.

          The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered
holders of Securities at the close of business on       or
          , as the case may be, next preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest by check payable in such money. It may mail an inter-est check to a holder's registered address.

3.   Paying Agent and Registrar.

          Initially, WILMINGTON TRUST COMPANY, as Trustee (the "Trustee"), will act as Paying Agent and Registrar. The Com-pany may change any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4.   Indenture; Bond Resolution or Supplemental Indenture.

          The Company issued the Securities of this series
under an Indenture dated as of            , 1993 (the "Inden-
ture") between the Company and the Trustee. The Securities are general obligations of the Company limited in aggregate princi-pal amount to $________. The terms of the Securities include those stated in the Indenture, those stated in a Bond Resolu-tion or Supplemental Indenture creating the series and those made part of the Indenture by reference to the Trust Indenture

Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as amended and as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture, the Bond Resolution or Supplemental Indenture and such Act for a statement of them.

5.   Denominations, Transfer, Exchange.

          The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer docu-ments and to pay any taxes and fees required by law or permit-ted by the Indenture. The Registrar need not transfer or exchange any Securities for a period 15 days before a selection of Securities to be redeemed or transfer or exchange any Secu-rities or portions of them selected for redemption.

6.   Persons Deemed Owners.

          The registered holder of a Security may be treated as its owner for all purposes.

7.   Unclaimed Money.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

8.   Amendment, Supplement, Waiver.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented by the Company with the consent of the Holders of at least a majority in principal amount of the Securities of all series affected by the amend-ment, and any past default on a series or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities of the series. Without the consent of any Securityholder, the Company may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certif-icated Securities, to create a series and establish its terms, to provide for a separate Trustee for one or more series, or to make any change that does not materially adversely affect the rights of any Securityholder.

9.   Successor Corporation.

          When a successor corporation assumes all the obliga-tions of its predecessor under the Securities and the Inden-ture, the predecessor corporation will be released from those obligations.

10.  Restrictive Covenants.

          The Indenture contains limitations on liens and sale and lease-back transactions and certain transactions with Affiliates, subject to a number of important qualifications and exceptions.

11.  Defaults and Remedies.

          An Event of Default is: default for 30 days in pay-ment of interest on the Securities; default in payment of prin-cipal on the Securities (upon redemption or otherwise); failure by the Company for 60 days after notice to it to comply with any of its other covenants, conditions or agreements in the Indenture or the Securities; default by the Company or any Sub-sidiary in the payment of any indebtedness for money borrowed in excess of $20,000,000 in the aggregate, resulting in such indebtedness becoming due and payable and such acceleration shall not have been rescinded or annulled within 10 days after written notice of such acceleration has been received by the Company; failure by the Company or any Subsidiary to stay or discharge a final judgment entered in a court for the payment of $20,000,000 or more rendered against the Company or any Sub-sidiary within 90 days after the date permitting appeal thereof has expired and all rights to appeal have been extinguished; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from the notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in Securityholders' interest. The Company is required to file periodic reports with the Trustee as to the absence of default.

12.  Trustee Dealings with Company.

          Wilmington Trust Company, the Trustee under the Indenture in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Com-pany or its Affiliates, as if it were not Trustee subject to the Trust Indenture Act.

13.  No Recourse Against Others.

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obli-gations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accept-ing a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

14.  Authentication.

          This Security shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Security.

15.  Abbreviations.

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in com-
mon), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to
Minors Act).

16.  Requests for Copies.

          The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Bond Resolution or Supplemental Indenture. Requests may be made to: Secretary, Manor Care, Inc., 10750 Columbia Pike, Silver Spring, Maryland 20901.

                        ASSIGNMENT FORM


          If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to

     ----------------------------------------------------------
     ----------------------------------------------------------
        (Insert assignee's social security or tax ID number)

     ----------------------------------------------------------

     ----------------------------------------------------------

     ----------------------------------------------------------

     ----------------------------------------------------------
        (Print or type assignee's name, address and zip code)



and irrevocably appoint

     ----------------------------------------------------------
       agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:                 Your Signature:
     --------------                  --------------------------
                                     (Sign exactly as your name
                                     appears on the other side
                                     of this Security)


Signature Guarantee:
                      -----------------------------------------


- --------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT
TO S.E.C. RULE 17Ad-15.